SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 2, 1998




                          BODDIE-NOELL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



Maryland                                1-9496                 56-1574675
(State of incorporation)       (Commission File Number)      (IRS Employer
                                                           Identification No.)



                3850 One First Union Center, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100















                                                    Total number of pages: 5


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Item 2.  Acquisition or Disposition of Assets

ALLERTON PLACE APARTMENTS, GREENSBORO, NORTH CAROLINA, AND SUMMERLYN PLACE APARTMENTS, BURLINGTON, NORTH CAROLINA

     Effective September 9, 1998, Boddie-Noell Properties, Inc. (the "Company") acquired Allerton Place Apartments for a contract price of $15.8 million, as follows:

        - We issued 99,334 partnership units in Boddie-Noell Properties Limited Partnership (the "Operating Partnership"), with an imputed value of $1.3 million.
        - We assumed loan obligations totaling $12.8 million along with related liabilities totaling $304,000. We expect to refinance this debt with a $10.3 million loan at 6.345% interest within the next few days.
        - We expect to make cash payments totaling approximately $1.4 million.

       Allerton Place is located in Greensboro, North Carolina and contains 228 one-, two- and three-bedroom apartments.

       Effective September 2, 1998, we acquired Summerlyn Place Apartments for a contract price of $10.2 million, as follows:

        - We issued 100,588 partnership units in the Operating Partnership, with an imputed value of $1.3 million.
        - We assumed loan obligations totaling $8.7 million along with related liabilities totaling $178,000.

       On September 10, 1998, we applied $6.6 million proceeds from a fixed rate loan from AMRESCO Capital, LP, and borrowings of $2.3 million under our revolving line of credit to pay off the assumed liabilities totaling $8.9 million. A deed of trust and assignment of rents of Summerlyn Place Apartments secure the new loan. The note payable provides for interest at 6.64% payable in monthly installments of approximately $37,000 and matures in 2008.

       Summerlyn Place is located in Burlington, North Carolina and contains 140 one-, two- and three-bedroom apartments.

       We acquired Allerton Place and Summerlyn Place under our September 1997 agreement with Paul and James Chrysson and certain of their affiliates. We refer to this group as the "Chrysson Parties." We previously acquired four apartment communities containing 1,356 apartment units in December 1997 under this acquisition agreement with the Chrysson Parties. The Chrysson Parties are still developing one other apartment community containing 108 apartment units that we plan to acquire under this acquisition agreement.


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MADISON HALL APARTMENTS, WINSTON-SALEM, NORTH CAROLINA

       Effective August 22, 1998, we acquired Madison Hall Apartments from Hawk Properties, LLC, for a contract price of $6.3 million, as follows:

        - We issued 36,667 units in the Operating Partnership, with an imputed value of $550,000.
        - We will issue an additional 36,666 units in the Operating Partnership, with an imputed value of $550,000, in August 1999.
        - We assumed loan obligations totaling $5.2 million.

       On August 28, 1998, we applied $4.2 million proceeds from a fixed rate loan from AMRESCO Capital, LP, and borrowings of $1.0 million under our revolving line of credit to pay off the assumed loan obligation. A deed of trust and assignment of rents of Madison Hall Apartments secure the new loan. The note payable provides for interest at 6.65% payable in monthly installments of approximately $24,000 and matures in 2008.

       Madison Hall is located in Winston-Salem, North Carolina and contains 128 one- and two-bedroom apartments.


       We are a self-administered and self-managed real estate investment trust that owns and operates apartment communities in North Carolina and Virginia. With the acquisitions of Madison Hall, Summerlyn Place and Allerton Place, we currently own and operate 14 apartment communities containing 3,188 units, and have the right to acquire one additional apartment community containing 108 units. We also own 47 restaurant properties, which we lease to a third party under a master lease on a triple-net basis. In addition, we manage five other apartment communities through an unconsolidated subsidiary. Our executive offices are located at 3850 One First Union Center, Charlotte, North Carolina 28202-6032, telephone 704/944-0100.

       The Company is structured as an UPREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in the Operating Partnership, through which we conduct all of our operations.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Businesses Acquired.

      We will file the audited financial statements required to be filed with this report on Form 8-K as soon as practicable, but no later than November 2, 1998.


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(b)    Pro Forma Financial Information.

      We will file the pro forma financial information required to be filed with this report on Form 8-K as soon as practicable, but no later than November 2, 1998.

(c)    Exhibits.

      None.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Boddie-Noell Properties, Inc.
                                    (Registrant)


September 17, 1998                  by:   /s/ Pamela B. Novak
                                          Pamela B. Novak
                                    Vice President, Controller and
                                    Chief Accounting Officer